UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2006

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2939

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 12, 2006, pursuant to a stock purchase agreement among TransDigm Inc., Sweeney Engineering Corporation (“Sweeney”) and the shareholders of Sweeney, TransDigm Inc., a wholly-owned subsidiary of TransDigm Group Incorporated, acquired all of the outstanding stock of Sweeney. Sweeney designs and manufactures specialized aerospace valving used primarily in fuel, environmental control and de-icing applications. The products fit closely with TransDigm’s existing valving business.

In addition, on June 12, 2006 TransDigm Group announced the prior acquisition on May 1, 2006 of the assets of Electra-Motion Industries Inc. (“Electra-Motion”) pursuant to an asset purchase agreement among Skurka Aerospace Inc., a wholly-owned subsidiary of TransDigm Group Incorporated, Electra-Motion and the shareholder of Electra-Motion. Electra-Motion designs and manufactures specialized AC/DC motors for a broad range of aerospace applications. The business will become part of the Skurka Aerospace unit.

The combined purchase price for the two businesses was approximately $27 million.

A copy of the June 12, 2006 press release announcing the transaction is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued June 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Chief Financial Officer

Date: June 15, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued June 12, 2006